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                                                             EXHIBIT (h)(11)(b)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated March 28, 2002, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation, and The United States Life Insurance Company in the City of New York, a New York company (the "Company") is effective as of __________ , 2003.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

   2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS DISTRIBUTORS, INC.

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

JANUS ASPEN SERIES

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                           (As of __________ , 2003)

             Name of Separate Account
             and Date Established by    Contracts Funded By
             the Board of Directors     Separate Account
             -----------------------    ----------------

             The United States Life
             Insurance Company          Platinum Investor VUL
             In the City of New York    Platinum Investor
             Separate Account USL VL-R  Survivor VUL
             (August 8, 1997)           Platinum Investor PLUS VUL
                                        Platinum Investor
                                        Survivor II VUL
                                        Platinum Investor III VUL

             The United States Life
             Insurance Company          Platinum Investor IVA
             In the City of New York
             Separate Account USL VA-R
             (August 8, 1997)